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                                                         EX-23.3











              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
of Mellon Bank Corporation:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus. Our report refers to a change in the method of accounting for certain investments in debt and equity securities pursuant to Statement of Financial Accounting Standards No. 115.


KPMG PEAT MARWICK LLP



Pittsburgh, Pennsylvania
August 22, 1995